EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Premier Holding Corp. (the “Company”) on Form 10-Q for the quarter ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jasmine Gregory, the Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.   Such Quarterly Report on Form 10-Q for the quarter ending June 30, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2011

/s/ Jasmine Gregory
Jasmine Gregory
Chief Financial Officer, Director